BLUE CHIP VALUE FIND, INC.

Registration No. 811-5003

FORM N-SAR

Semi-Annual Period Ended June 30, 2002

SUB-ITEM 77Q1: Exhibits

(b) Revisions to the investment policy of the Registrant are incorporated herein by reference to Registrant's Registration Statement filed with the Securities and Exchange Commission on December 21, 2001.